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                                                                       EXHIBIT 5
March 2, 1999



Board of Directors
First Sentinel Bancorp, Inc.
1000 Woodbridge Center Drive
Woodbridge, New Jersey  07095

     Re: First Sentinel Bancorp, Inc. 1997 Acquisition Stock Option Plan First Sentinel Bancorp, Inc. 1993 Acquisition Stock Option Plan First Sentinel Bancorp, Inc. 1986 Acquisition Stock Option Plan

Ladies and Gentlemen:

     We have been requested by First Sentinel Bancorp, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of (i) 90,336 shares of the Company's Common Stock, $0.01 par value (the "1997 Shares"), to be issued under the First Sentinel Bancorp, Inc. 1997 Acquisition Stock Option Plan (the "1997 Plan"); (ii) 671,829 shares of the Company's Common Stock, $0.01 par value (the "1993 Shares"), to be issued under the First Sentinel Bancorp, Inc. 1993 Acquisition Stock Option Plan (the "1993 Plan"); and (iii) 37,640 shares of the Company's Common Stock, $0.01 par value (the "1986 Shares") to be issued under the First Sentinel Bancorp, Inc. 1986 Acquisition Stock Option Plan ("1986 Plan"). We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

     Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the 1997 Shares, 1993 Shares and 1986 Shares reserved under the 1997 Plan, 1993 Plan and 1986 Plan, respectively, have been duly authorized and upon payment for and issuance of the 1997 Shares, 1993 Shares and 1986 Shares in the manner described in the 1997 Plan, 1993 Plan and 1986 Plan, respectively, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of our name under the heading "Interests of Named Experts and Counsel."

                              Sincerely,

                              PATTON BOGGS LLP


                              By:  /s/ Joseph G. Passaic, Jr.
                                   ---------------------------

                                   Joseph G. Passaic, Jr.